Exhibit 23.2
CONSENT OF TAX COUNSEL
     We hereby consent to the filing of the form of our opinion as Exhibit 8.1 to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Post-Effective Amendment No. 1 to the Registration Statement. In addition, we hereby consent to the discussion of our form of opinion in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s/ Tannenbaum Helpern Syracuse & Hirschtritt LLP

March 31, 2009	Tannenbaum Helpern Syracuse & Hirschtritt LLP